EXHIBIT (99.1)

JOINT FILING AGREEMENT

    In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the
                Common stock, par value $0.0001 per share, of KALTURA INC and further agree to the filing of this agreement as an Exhibit thereto.
In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

                Date:  11/12/2025

                THE GOLDMAN SACHS GROUP, INC.

                By:/s/ Sam Prashanth
                ----------------------------------------
                Name:  Sam Prashanth
                Title:  Attorney-in-fact

                GOLDMAN SACHS & CO. LLC

                By:/s/ Sam Prashanth
                ----------------------------------------
                Name:  Sam Prashanth
                Title:  Attorney-in-fact

                SPECIAL SITUATIONS INVESTING GROUP II LLC

                By:/s/ Sam Prashanth
                ----------------------------------------
                Name:  Sam Prashanth
                Title:  Attorney-in-fact

                GSSG HOLDINGS LLC

                By:/s/ Sam Prashanth
                ----------------------------------------
                Name:  Sam Prashanth
                Title:  Attorney-in-fact

EXHIBIT (99.2)

ITEM 7 INFORMATION